                                                                    EXHIBIT 99.2

              SUPPLEMENTAL QUARTERLY RESULTS OF OPERATIONS - 1995



(in thousands, except for per share data)                               THREE MONTHS ENDED
------------------------------------------------------------------------------------------------------
                                                          MAR. 31,     JUNE 30,   SEPT. 30,   DEC. 31,
                                                            1995        1995        1995       1995(1)
                                                            ----        ----        ----       -------

 Revenues .............................................   $  8,283    $  8,808    $  9,823    $ 10,916
                                                          ========    ========    ========    ========
 Gross margin .........................................   $  5,913    $  6,322    $  7,004    $  8,306
                                                          ========    ========    ========    ========
 Operating income (loss) ..............................   $    302    $    336    $    478    $   (457)
                                                          ========    ========    ========    ========
 Net loss applicable to common shareholders ...........   $   (509)   $    (67)   $   (114)   $ (1,251)
                                                          ========    ========    ========    ========
 Net loss per common share ............................   $  (0.04)   $  (0.00)   $  (0.01)   $  (0.07)
                                                          ========    ========    ========    ========
 Weighted average common and common
  equivalent shares outstanding .......................     13,504      13,508      15,525      17,605
                                                          ========    ========    ========    ========
 Pro forma net income (loss) data(2):
  Pro forma net income (loss) applicable to
   common shareholders ................................   $      7    $    (67)   $   (114)   $ (1,251)
                                                          ========    ========    ========    ========
  Pro forma net income (loss) per common
   share ..............................................   $   0.00    $  (0.01)   $  (0.01)   $  (0.07)
                                                          ========    ========    ========    ========
  Weighted average common and common
   equivalent shares outstanding ......................     13,504      13,508      15,525      17,605
                                                          ========    ========    ========    ========
 Net income applicable to common shareholders
  (excluding equity in loss of HNS, expected to
  recur, and charge for in-process product development,
  net of related income taxes) ........................   $     97    $    105    $    176    $    384
                                                          ========    ========    ========    ========
 Net income per common share (excluding equity
  in loss of HNS, expected to recur, and charge for
  in-process product development, net of related
  income taxes) .......................................   $   0.01    $   0.01    $   0.01    $   0.02
                                                          ========    ========    ========    ========

(1) Includes charge of $1.2 million for the quarter ended December 31, 1995 for purchased in-process product development.

(2) Pro forma net income (loss) data reflects the income tax expense that would have been reported if SupplyTech, Inc. (a S corporation for income tax reporting purposes) and SupplyTech International, LLC (a limited liability corporation for income tax reporting purposes) had been C corporations during 1995.

Note: All share, per share and shareholders' equity amounts have been retroactively restated to reflect a three-for-two stock split effected in the form of a 150% stock dividend paid on January 31, 1997.

              SUPPLEMENTAL QUARTERLY RESULTS OF OPERATIONS - 1996



(in thousands, except for per share data)                                THREE MONTHS ENDED
------------------------------------------------------------------------------------------------------
                                                           MAR. 31,    JUNE 30,   SEPT. 30,   DEC. 31,
                                                           1996(1)      1996        1996       1996(1)
                                                           -------      ----        ----       -------

 Revenues .............................................   $ 11,504    $ 14,753    $ 15,730    $ 17,276
                                                          ========    ========    ========    ========
 Gross margin .........................................   $  8,410    $ 10,559    $ 11,571    $ 12,186
                                                          ========    ========    ========    ========
 Operating income (loss) ..............................   $ (7,876)   $    252    $    849    $  1,039
                                                          ========    ========    ========    ========
 Net loss applicable to common shareholders ...........   $ (9,042)   $ (1,476)   $ (1,233)   $ (1,344)
                                                          ========    ========    ========    ========
 Net loss per common share ............................   $  (0.51)   $  (0.08)   $  (0.07)   $  (0.07)
                                                          ========    ========    ========    ========
 Weighted average common and common equivalent
  shares outstanding ..................................     17,903      18,511      18,597      18,669
                                                          ========    ========    ========    ========

 Net income applicable to common shareholders
  (excluding equity in loss of HNS, expected to
  recur, and charges for in-process product
  development, write-off of software development
  costs and acquisition related charges, net of related
  income taxes) .......................................   $    274    $    157    $    498    $    786
                                                          ========    ========    ========    ========
 Net income per common share (excluding equity in
  loss of HNS, expected to recur, and charges for
  in-process product development, write-off of software
  development costs and acquisition related charges,
  net of related income taxes) ........................   $   0.01    $   0.01    $   0.03    $   0.04
                                                          ========    ========    ========    ========

(1) Includes charge of $8.35 million for the quarter ended March 31, 1996 and a charge of $425,000 for the quarter ended December 31, 1996 for purchased in-process product development, write-off of software development costs and acquisition related charges.

(2) Pro forma net income (loss) data has been omitted since there is no income tax effect if SupplyTech, Inc. (a S corporation for income tax reporting purposes) and SupplyTech International, LLC (a limited liability corporation for income tax reporting purposes) had been C corporations during 1996.

Note: All share, per share and shareholders' equity amounts have been retroactively restated to reflect a three-for-two stock split effected in the form of a 150% stock dividend paid on January 31, 1997.